                                                               Exhibit 99.(a)(2)


                       THE PRUDENTIAL SERIES FUND, INC.
                       --------------------------------

                            ARTICLES SUPPLEMENTARY
                                      TO
                            ARTICLES OF RESTATEMENT


     THE PRUDENTIAL SERIES FUND, INC., a Maryland corporation having its principal office in this State c/o Prentice Hall Corporation System, Maryland, 11 E. Chase Street, Baltimore, Maryland 21201 (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:


     FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

     SECOND: The Corporation has authority to issue three billion five hundred million (3,500,000,000) shares of capital stock, par value $0.01 per share, and such shares are allocated among thirty-seven (37) classes of capital stock (each, a "Series"), each of which is further divided into two classes (each, a "Class"), each Series and Class having the designations indicated, and the number of authorized shares of Stock of each Class of each Series, the par value of the shares of each Class of each Series, and the aggregate par value of the shares of all Series and Classes being as follows:



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

                                                                                  CLASS I                       CLASS II
                                                                             Number of    Par Value        Number of   Par Value
                SERIES                                                          Shares                        Shares
--------------------------------------------------------------------------------------------------------------------------------
Money Market Portfolio Capital Stock                                       170,000,000  $ 1,700,000        5,000,000  $   50,000
Diversified Bond Portfolio Capital Stock                                   170,000,000  $ 1,700,000        5,000,000  $   50,000
Equity Portfolio Capital Stock                                             295,000,000  $ 2,950,000        5,000,000  $   50,000
Flexible Managed Portfolio Capital Stock                                   370,000,000  $ 3,700,000        5,000,000  $   50,000
Conservative Balanced Portfolio Capital Stock                              370,000,000  $ 3,700,000        5,000,000  $   50,000
Zero Coupon Bond-2000 Portfolio Capital Stock                               10,000,000  $   100,000        5,000,000  $   50,000
Zero Coupon Bond-2005 Portfolio Capital Stock                               10,000,000  $   100,000        5,000,000  $   50,000
High Yield Bond Portfolio Capital Stock                                    195,000,000  $ 1,950,000        5,000,000  $   50,000
Stock Index Portfolio Capital Stock                                        170,000,000  $ 1,700,000        5,000,000  $   50,000
Equity Income Portfolio Capital Stock                                      170,000,000  $ 1,700,000        5,000,000  $   50,000
Natural Resources Portfolio Capital Stock                                   30,000,000  $   300,000        5,000,000  $   50,000
Global Portfolio Capital Stock                                              70,000,000  $   700,000        5,000,000  $   50,000
Government Income Portfolio Capital Stock                                   65,000,000  $   650,000        5,000,000  $   50,000
Prudential Jennison Portfolio Capital Stock                                110,000,000  $ 1,100,000        5,000,000  $   50,000
Small Capitalization Stock Portfolio Capital Stock                          70,000,000  $   700,000        5,000,000  $   50,000
Diversified Conservative Growth Portfolio Capital Stock                     70,000,000  $   700,000        5,000,000  $   50,000
20/20 Focus Portfolio Capital Stock                                         70,000,000  $   700,000        5,000,000  $   50,000
SP AIM Aggressive Growth Portfolio Capital Stock                            40,000,000  $   400,000       10,000,000  $  100,000
SP AIM Growth and Income Portfolio Capital Stock                            40,000,000  $   400,000       10,000,000  $  100,000
SP Aggressive Growth Asset Allocation Portfolio Capital Stock               40,000,000  $   400,000       10,000,000  $  100,000
SP Alliance Large Cap Growth Portfolio Capital Stock                        40,000,000  $   400,000       10,000,000  $  100,000
SP Alliance Technology Portfolio Capital Stock                              40,000,000  $   400,000       10,000,000  $  100,000
SP Balanced Asset Allocation Portfolio Capital Stock                        40,000,000  $   400,000       10,000,000  $  100,000
SP Conservative Asset Allocation Portfolio Capital Stock                    40,000,000  $   400,000       10,000,000  $  100,000
SP Davis Value Portfolio Capital Stock                                      40,000,000  $   400,000       10,000,000  $  100,000
SP Deutsche International Equity Portfolio Capital Stock                    40,000,000  $   400,000       10,000,000  $  100,000
SP Large Cap Value Portfolio Capital Stock                                  40,000,000  $   400,000       10,000,000  $  100,000
SP Small/Mid Cap Value Portfolio Capital Stock                              40,000,000  $   400,000       10,000,000  $  100,000
SP Growth Asset Allocation Portfolio Capital Stock                          40,000,000  $   400,000       10,000,000  $  100,000
SP INVESCO Small Company Growth Portfolio Capital Stock                     40,000,000  $   400,000       10,000,000  $  100,000
SP Jennison International Portfolio Capital Stock                           40,000,000  $   400,000       10,000,000  $  100,000
SP MFS Capital Opportunities Portfolio Capital Stock                        40,000,000  $   400,000       10,000,000  $  100,000
SP MFS Mid Cap Growth Portfolio Capital Stock                               40,000,000  $   400,000       10,000,000  $  100,000
SP PIMCO High Yield Portfolio Capital Stock                                 40,000,000  $   400,000       10,000,000  $  100,000
SP PIMCO Total Return Portfolio Capital Stock                               40,000,000  $   400,000       10,000,000  $  100,000
SP Prudential U.S. Emerging Growth Portfolio Capital Stock                  40,000,000  $   400,000       10,000,000  $  100,000
SP Strategic Partners Focused Growth Portfolio Capital Stock                40,000,000  $   400,000       10,000,000  $  100,000
--------------------------------------------------------------------------------------------------------------------------------
Total                                                                    3,215,000,000  $32,150,000      285,000,000  $2,850,000
Total Shares, all Series and Classes                                     3,500,000,000
Total Par Value, all Series and Classes                                 $   35,000,000

       THIRD: The Board of Directors of the Corporation, at a meeting duly convened and held on February 27, 2001, adopted resolutions:

  (A) to increase by three billion five hundred million (3,500,000,000) the number of shares of capital stock, par value $0.01 per share, that the Corporation has authority to issue, to a total of seven billion (7,000,000,000) shares.

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

     (B) to reclassify all shares of each Class of the Series designated as Zero Coupon Bond-2000 Portfolio Capital Stock, which has no shares currently issued or outstanding, to the corresponding Class of the Series designated as Prudential Jennison Portfolio Capital Stock.

     (C) to classify the newly authorized shares of the Corporation pro rata to each Class of each Series, such that each Class of each Series is allocated double the number of shares it is allocated prior to such classification, and such that the authorized shares of the Corporation are thus allocated as follows:

                                                                                CLASS I                         CLASS II
                                                                        Number of         Par           Number of        Par
                        SERIES                                            Shares         Value            Shares        Value
--------------------------------------------------------------------------------------------------------------------------------
Money Market Portfolio Capital Stock                                   340,000,000    $ 3,400,000       10,000,000    $  100,000
Diversified Bond Portfolio Capital Stock                               340,000,000    $ 3,400,000       10,000,000    $  100,000
Equity Portfolio Capital Stock                                         590,000,000    $ 5,900,000       10,000,000    $  100,000
Flexible Managed Portfolio Capital Stock                               740,000,000    $ 7,400,000       10,000,000    $  100,000
Conservative Balanced Portfolio Capital Stock                          740,000,000    $ 7,400,000       10,000,000    $  100,000
Zero Coupon Bond-2005 Portfolio Capital Stock                           20,000,000    $   200,000       10,000,000    $  100,000
High Yield Bond Portfolio Capital Stock                                390,000,000    $ 3,900,000       10,000,000    $  100,000
Stock Index Portfolio Capital Stock                                    340,000,000    $ 3,400,000       10,000,000    $  100,000
Equity Income Portfolio Capital Stock                                  340,000,000    $ 3,400,000       10,000,000    $  100,000
Natural Resources Portfolio Capital Stock                               60,000,000    $   600,000       10,000,000    $  100,000
Global Portfolio Capital Stock                                         140,000,000    $ 1,400,000       10,000,000    $  100,000
Government Income Portfolio Capital Stock                              130,000,000    $ 1,300,000       10,000,000    $  100,000
Prudential Jennison Portfolio Capital Stock                            240,000,000    $ 2,400,000       20,000,000    $  200,000
Small Capitalization Stock Portfolio Capital Stock                     140,000,000    $ 1,400,000       10,000,000    $  100,000
Diversified Conservative Growth Portfolio Capital Stock                140,000,000    $ 1,400,000       10,000,000    $  100,000
20/20 Focus Portfolio Capital Stock                                    140,000,000    $ 1,400,000       10,000,000    $  100,000
SP AIM Aggressive Growth Portfolio Capital Stock                        80,000,000    $   800,000       20,000,000    $  200,000
SP AIM Growth and Income Portfolio Capital Stock                        80,000,000    $   800,000       20,000,000    $  200,000
SP Aggressive Growth Asset Allocation Portfolio Capital Stock           80,000,000    $   800,000       20,000,000    $  200,000
SP Alliance Large Cap Growth Portfolio Capital Stock                    80,000,000    $   800,000       20,000,000    $  200,000
SP Alliance Technology Portfolio Capital Stock                          80,000,000    $   800,000       20,000,000    $  200,000
SP Balanced Asset Allocation Portfolio Capital Stock                    80,000,000    $   800,000       20,000,000    $  200,000
SP Conservative Asset Allocation Portfolio Capital Stock                80,000,000    $   800,000       20,000,000    $  200,000
SP Davis Value Portfolio Capital Stock                                  80,000,000    $   800,000       20,000,000    $  200,000
SP Deutsche International Equity Portfolio Capital Stock                80,000,000    $   800,000       20,000,000    $  200,000
SP Large Cap Value Portfolio Capital Stock                              80,000,000    $   800,000       20,000,000    $  200,000
SP Small/Mid Cap Value Portfolio Capital Stock                          80,000,000    $   800,000       20,000,000    $  200,000
SP Growth Asset Allocation Portfolio Capital Stock                      80,000,000    $   800,000       20,000,000    $  200,000
SP INVESCO Small Company Growth Portfolio Capital Stock                 80,000,000    $   800,000       20,000,000    $  200,000
SP Jennison International Portfolio Capital Stock                       80,000,000    $   800,000       20,000,000    $  200,000
SP MFS Capital Opportunities Portfolio Capital Stock                    80,000,000    $   800,000       20,000,000    $  200,000
SP MFS Mid Cap Growth Portfolio Capital Stock                           80,000,000    $   800,000       20,000,000    $  200,000
SP PIMCO High Yield Portfolio Capital Stock                             80,000,000    $   800,000       20,000,000    $  200,000
SP PIMCO Total Return Portfolio Capital Stock                           80,000,000    $   800,000       20,000,000    $  200,000
SP Prudential U.S. Emerging Growth Portfolio Capital Stock              80,000,000    $   800,000       20,000,000    $  200,000
SP Strategic Partners Focused Growth Portfolio Capital Stock            80,000,000    $   800,000       20,000,000    $  200,000
--------------------------------------------------------------------------------------------------------------------------------
Total                                                                6,430,000,000    $64,300,000      570,000,000    $5,700,000
Total Shares, all Series and Classes                                 7,000,000,000
Total Par Value, all Series and Classes                             $   70,000,000

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

     FOURTH: The total number of shares of capital stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Corporations and Associations Article of the Annotated Code of Maryland.

     FIFTH: The newly authorized shares of the Corporation have been duly classified by the Board of Directors pursuant to authority and power contained in Article V of the Articles of Restatement of the Corporation.

     IN WITNESS WHEREOF, THE PRUDENTIAL SERIES FUND, INC. has caused these presents to be signed in its name and on its behalf by its Chairman and its corporate seal to be hereunder affixed and attested by its Secretary, as of March 1, 2001.

                                   THE PRUDENTIAL SERIES FUND, INC.



                                   BY:  /s/ David R. Odenath, Jr.
                                        -------------------------
                                        David R. Odenath, Jr.
                                        Chairman

Attest:



/s/ Jonathan D. Shain
---------------------
Jonathan D. Shain
Secretary

     THE UNDERSIGNED, Chairman of the Board of THE PRUDENTIAL SERIES FUND, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Articles of Restatement, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to the Articles of Restatement to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                   /s/ David R. Odenath, Jr.
                                   --------------------------
                                   David R. Odenath, Jr.
                                   Chairman

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